UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Dynavax Technologies Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-6(i)(1) and 0-11.

This Schedule 14A filing consists of the following press release distributed by Dynavax Technologies Corporation (the “Company”) to its stockholders in connection with the Company’s 2025 Annual Meeting of Stockholders. The press release was first used or made available on June 4, 2025.

Dynavax Comments on Glass Lewis Recommendation

Dynavax is Already Delivering Significant Long Term Stockholder Value Through Execution of Current Strategy Overseen by Board;

Deep Track’s Inferior Short-Term Plan and Nominees are Not in the Best Interests of All Stockholders

Glass Lewis’ Recommendation Recognizes the Significant Stockholder Value Creation and

Differentiated Capital Return Overseen by the Dynavax Board

Reiterates ISS and Egan Jones Recommendations that Stockholders Support ALL Dynavax Nominees and

Deep Track Board Representation is Not Warranted

Urges Stockholders to Vote “FOR” ALL Four of Dynavax’s Highly Qualified Director Nominees on the GOLD Proxy Card Today

EMERYVILLE, Calif., June 4, 2025 — Dynavax Technologies Corporation (Nasdaq: DVAX) (“Dynavax” or the “Company”), a commercial-stage biopharmaceutical company developing and commercializing innovative vaccines, today commented on a report published by Glass, Lewis & Co. (“Glass Lewis”) in connection with the election of the Company’s director nominees – Brent MacGregor, Scott Myers, Lauren Silvernail and Elaine Sun – at its Annual Meeting of Stockholders on June 11, 2025 (the “2025 Annual Meeting”):

We strongly disagree with Glass Lewis’ recommendation against two of our highly qualified directors. Significant Board composition and strategy changes have already been made, and the directors needed to continue successfully executing our superior strategic plan that is delivering significant long-term stockholder value are already on the Board. Indeed, Glass Lewis acknowledges that Dynavax’s 2019 pivot has generated significant stockholder returns, the Company’s share repurchase program differentiates Dynavax amongst our peers, and our Board has been meaningfully refreshed with high-quality and sector-specific expertise. In its June 4, 2025, report, Glass Lewis noted1:

•	“Dynavax’s longer-term performance suggest that its 2019 strategic pivot toward vaccines has meaningfully contributed to shareholder value creation.”

•

“We also observe that the board has a relatively balanced mix of short-, medium- and long-tenured directors: two directors (including Management Nominee Silvernail) were appointed in February 2025; four (including Management Nominees MacGregor, Myers and Sun) were appointed between 2020 and 2021, more than a year after the Company had announced its strategic pivot to focus on its vaccine business; and three have served since the pre-2019 strategic pivot.”

•

“We recognize that each of the Company’s directors have C-suite experience within the healthcare sector. To be clear, we do not doubt the depth, quality and relevance of the sector-specific expertise offered by these directors.”

[1]	Permission to use quotes neither sought nor obtained. Emphasis added.

Importantly, Institutional Shareholder Services (“ISS”) and Egan Jones agree that there is not a case for change and stockholders should support all of Dynavax’s director nominees. Dynavax has the right strategy and the right Board:

•

Growing HEPLISAV-B® market leadership: Since its launch in 2019, the Board and management team have grown HEPLISAV-B® to be the market-leading hepatitis B vaccine with $268 million of net product revenue in 2024 and 44% market share as of year-end 2024, quickly overtaking the large pharma incumbent market leader of the U.S. adult hepatitis B vaccine market. The Company continues to deliver record operational and financial results, including record first quarter 2025 financial results with HEPLISAV-B® net product revenue of $65 million, a 36% increase year-over-year, and total revenue of $68.2 million, 34% increase year-over-year.

•

Clear strategic plan that is delivering superior stockholder value: The Company is executing a clear go-forward capital allocation strategy that balances strategic investment in growth through pursuit of internal and external assets and opportunistically returning capital to stockholders. This plan is clearly working as Dynavax has delivered 203% total return to stockholders over the last five years[2] while vaccine peers returned 9% and the S&P Biotechnology Select Industry Index declined 17% over the same period.

•

Dynavax is one of the few vaccine companies that has returned meaningful capital to stockholders: As of May 5, 2025, the Company has executed over 85% of its $200 million share repurchase program authorized in November 2024. The $200 million share repurchase program represents 47%[3] of Dynavax’s use of capital, far in excess of its peers.

•

Proactive, strategic and extensive Board refreshment: Following the 2025 Annual Meeting, the Board will be comprised of nine directors, with six of eight independent directors having been appointed since 2020.

•	Strengthened accountability and oversight: Through a phased board declassification.

All of our nominees – Brent MacGregor, Scott Myers, Lauren Silvernail and Elaine Sun – are vastly superior to Deep Track’s slate, and replacing any of them would leave Dynavax deficient in vital expertise that is needed to guide the Company through a pivotal year. They have expertise across every facet of the biotechnology and vaccine spaces and have led multiple company transactions generating billions of dollars and maximizing stockholder value. In particular, the loss of Mr. MacGregor, a member of our Nominating and Corporate Governance Committee who has helped oversee the Company’s proactive refreshment program and brings critical vaccine development and commercialization expertise, or Mr. Myers, the Chairman of our Board who brings decades of public company leadership experience, would be detrimental to long-term stockholders.

[2]	As of April 17, 2025, the date Dynavax filed its definitive proxy.
[3]	Use of capital from 2020 to present, excluding CapEx and SG&A expense; reflects full execution of the $200 million share repurchase program.

Deep Track’s candidates lack the decades of public company biotechnology and vaccine operational and financial acumen that Dynavax’s directors bring and have little to no public company board experience. In discussing the redundant skills of Deep Track’s independent candidates, Glass Lewis noted, “However, we note that these functional areas – operations, commercialization, and C-suite leadership – are already represented to a meaningful degree on the current board.”

As Glass Lewis states, there are legitimate concerns with Brett Erkman’s candidacy and background that stockholders should question. As a Deep Track fund principal, he is beholden to Deep Track’s thesis and has repeatedly demonstrated his unwillingness to be open-minded. Further, he is underqualified to serve on our Board given he has never served as an executive at a biotech company or as a director of a public company nor served in an operational or financial role at any company. Glass Lewis noted, “Mr. Erkman’s candidacy is not without potential drawbacks. He has no prior experience serving as a public company director or executive, and as such, his fiduciary experience in a boardroom setting remains untested. Moreover, while his affiliation with Deep Track underscores alignment with shareholders, his interview with the Company reportedly emphasized his firm belief that Dynavax’s current capital allocation strategy should change – a stance that management characterized as rigidly aligned with Deep Track’s views. This posture, along with the Company’s consistent resistance to his appointment across multiple settlement discussions, may raise legitimate questions about his willingness or ability to balance Deep Track’s position with the broader interests of all shareholders.”

It remains abundantly clear that Deep Track simply wants a near-term payoff, which would come at the expense of long-term value generation for all other stockholders.

Dynavax reminds stockholders that every vote is important, no matter how many or few shares it represents. Dynavax strongly urges stockholders vote “FOR” ALL four of Dynavax’s director nominees standing for election – Brent MacGregor, Scott Myers, Lauren Silvernail and Elaine Sun – on the GOLD proxy card today.

Dynavax stockholders who need assistance in voting their shares may call the Company’s proxy solicitor, MacKenzie Partners, at 1-800-322-2885.

Advisors

Goldman Sachs & Co. LLC is serving as financial advisor to Dynavax and Cooley LLP is serving as legal counsel.

About Dynavax

Dynavax is a commercial-stage biopharmaceutical company developing and commercializing innovative vaccines to help protect the world against infectious diseases. The Company has two commercial products, HEPLISAV-B® vaccine (Hepatitis B Vaccine (Recombinant), Adjuvanted), which is approved in the U.S., the European Union and the United Kingdom for the prevention of infection caused by all known subtypes of hepatitis B virus in adults 18 years of age and older, and CpG 1018® adjuvant, currently used in HEPLISAV-B and multiple adjuvanted COVID-19 vaccines. For more information about our marketed products and development pipeline, visit www.dynavax.com.

Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to a number of risks and uncertainties. All statements that are not historical facts are forward-looking statements. Forward-looking statements can generally be identified by the use of words such as “continue,” “expect,” “will,” “plan,” “would” and similar expressions, or the negatives thereof, or they may use future dates. Forward-looking statements made in this document include statements regarding expected contributions from our current directors, expectations regarding delivering value for our stockholders, market share and size of the market, our business strategy and long-term performance. Actual results may differ materially from those set forth in this communication due to the risks and uncertainties inherent in our business, including, the risk that circumstances surrounding or leading up to our 2025 Annual Meeting may change, risks relating to our ability to commercialize and supply HEPLISAV-B, the risks that market size or actual demand for our products may differ from our expectations, risks related to the timing of completion and results of current clinical studies, risks related to the development and pre-clinical and clinical testing of vaccines containing CpG 1018 adjuvant, and risks related to the implementation of our long-term growth objectives, as well as other risks detailed in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the three months ended March 31, 2025 and any periodic filings made thereafter, as well as discussions of potential risks, uncertainties and other important factors in our other filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. Information on Dynavax’s website at www.dynavax.com is not incorporated by reference in our current periodic reports with the SEC.

Important Additional Information and Where to Find It

On April 17, 2025, the Company filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) and form of accompanying GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its 2025 Annual Meeting and its solicitation of proxies for the Company’s director nominees and for other matters to be voted on. The Company may also file other relevant documents with the SEC regarding its solicitation of proxies for the 2025 Annual Meeting. This communication is not a substitute for any proxy statement or other document that the Company has filed or may file with the SEC in connection with any solicitation by the Company. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING GOLD PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a copy of the Proxy Statement, accompanying GOLD proxy card, any amendments or supplements to the Proxy Statement and any other relevant documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://investors.dynavax.com/sec-filings.

Certain Information Regarding Participants

This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. The Company, its directors, its director nominees and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies for the 2025 Annual Meeting. Information regarding the names of such persons and their respective direct or indirect interests in the Company, by securities holdings or otherwise, is available in the Proxy Statement, which was filed with the SEC on April 17, 2025, including in the sections captioned “Compensation Discussion and Analysis,” “Summary Compensation Table,” “Grants of Plan Based Awards,” “Outstanding Equity Awards at Fiscal Year End,” “Pay Ratio Disclosure,” “Director Compensation,” “Certain Transactions,” “Security Ownership of Certain Beneficial Owners and Management,” and “Supplemental Information Regarding Participants in the Solicitation.” To the extent that the Company’s directors and executive officers have acquired or disposed of securities holdings since the applicable “as of” date disclosed in the Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Ownership of Securities on Form 4 or Initial Statements of Beneficial Ownership of Securities on Form 3 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

For Investors:

Paul Cox

pcox@dynavax.com

510-665-0499

Or

MacKenzie Partners, Inc.

Bob Marese / John Bryan

Toll-Free: 1-800-322-2885

DVAX@mackenziepartners.com

For Media:

Dan Moore / Tali Epstein

Dynavax-CS@collectedstrategies.com